UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2006

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

AmericanWest Bancorporation Announces 2006 Second Quarter Results and Quarterly Cash Dividend, on the press release attached as Exhibit 99.1.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

AmericanWest Bank (“AWB”), the principal subsidiary of AmericanWest Bancorporation, has received approval from the Washington State Department of Financial Institutions of its application filed on June 12, 2006 to open two new financial centers, once located in College Place, Washington, near Walla Walla, and the other to be located in the West Plains area near Spokane, Washington. AWB intends to open each financial center in the fourth quarter of this year. See the press release attached as Exhibit 99.1.

AWB previously announced that it has received approval from the Utah State Department of Financial Institutions of its application filed on April 6, 2006 to open a loan production office in the greater metropolitan Salt Lake City, Utah area. AWB has opened that office and anticipates opening full-service branch operations in this rapidly growing Utah market in Q4 of this year. The loan production office and full service operations both will be operated under the trade name “Precision Bank” to avoid customer confusion with another banking institution in the State of Utah having a name similar to AmericanWest Bank.

AmericanWest Bancorporation is presenting at the 2006 KBW Honor Roll and Seventh Annual Community Bank Investor Conference August 1, 2006. A slide presentation that will be presented at the conference is included as Exhibit 99.2 and is furnished pursuant to Regulation FD.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibit No.	Exhibit Description
	99.1	Press release dated July 25, 2006, titled “AmericanWest Bancorporation Announces 2006 Second Quarter Results and Quarterly Cash Dividend”.

	99.2	AmericanWest Bancorporation’s Slide Presentation for August 1, 2006 at the KBW Honor Roll and Seventh Annual Community Bank Investor Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: July 28, 2006	/s/ R. Blair Reynolds
R. Blair Reynolds
Executive Vice President and General Counsel